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EXHIBIT 8.1

[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]

         July 9, 2003

InterActiveCorp
152 West 57th Street
New York, New York 10019

Ladies and Gentlemen:

        Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the "Registration Statement") of InterActiveCorp, a Delaware corporation ("IAC"), relating to the proposed merger of Forest Merger Corp., a Delaware corporation and direct wholly owned subsidiary of IAC, with and into LendingTree, Inc., a Delaware corporation.

        We have participated in the preparation of the discussion set forth in the section entitled "THE MERGER—Material United States Federal Income Tax Consequences" in the Registration Statement. In our opinion, such discussion, insofar as it relates to matters of United States federal income tax law, is accurate in all material respects.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                      Very truly yours,

                      /s/  WACHTELL, LIPTON, ROSEN & KATZ

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  EXHIBIT 8.1
[LETTERHEAD OF WACHTELL, LIPTON, ROSEN & KATZ]